Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Ben Gong	408-523-2175
		Sarah Norton	408-523-2161

INTUITIVE SURGICAL ANNOUNCES $114.2 MILLION FIRST QUARTER REVENUE, UP 48%; NET INCOME INCREASES 65%

SUNNYVALE, CALIF. April 19, 2007 – Intuitive Surgical, Inc. (NASDAQ: ISRG), the industry leader in surgical robotics, today reported first quarter 2007 revenue of $114.2 million, increasing 48% from $77.3 million for the first quarter of 2006. Higher revenue was driven by strong recurring revenue growth and increased da Vinci® Surgical System sales.

First quarter 2007 instruments and accessories revenue increased 73% to $40.3 million from $23.3 million during the first quarter of 2006. First quarter 2007 systems revenue increased 32% to $56.1 million from $42.4 million during the first quarter of 2006. First quarter 2007 service and training revenue increased 53% to $17.8 million from $11.6 million during the first quarter of 2006.

	Three Months Ended
	March 31,
Revenue ($ Millions)	2007	2006	Increase
Instruments/Accessories	$40.3	$23.3	$17.0
Systems	56.1	42.4	13.7
Service/Training	17.8	11.6	6.2

	$114.2	$77.3	$36.9

First quarter 2007 operating income increased 58% to $34.3 million, compared with $21.7 million for the first quarter of 2006. Operating results for the first quarter of 2007 included $8.1 million of stock-based compensation expense in accordance with the Financial Accounting Standards Board SFAS 123R, compared with $5.1 million for the first quarter of 2006. First quarter 2007 operating income before stock-based compensation expense (“non-GAAP operating income”) was $42.4 million, up 58% compared with $26.8 million for the first quarter of 2006.

First quarter 2007 net income increased 65% to $23.8 million, compared with $14.5 million for the first quarter of 2006. Diluted earnings per share increased to $0.62 for the first quarter of 2007 from $0.38 for the first quarter of 2006.

Intuitive ended the first quarter of 2007 with cash, cash equivalents and investments of $385 million, up $55 million from December 31, 2006.

Commenting on the announcement, Lonnie Smith, Chairman and CEO of Intuitive Surgical, said, “We are particularly pleased with our sequential quarter over quarter procedure growth which we believe is the primary long term driver of our business.”

The Company will also announce these results at a conference call today at 1:30 pm PDT. The dial-in numbers for the call are 877-909-3508 for participants located in the U.S. and 517-645-6051 for participants located outside the U.S. The passcode is ISRG and the meeting leader is Mr. Lonnie Smith. To access financial information that will be discussed on the call, please visit Intuitive Surgical’s website at www.intuitivesurgical.com.

About Intuitive’s Products:

The da Vinci® Surgical System consists of a surgeon’s viewing and control console having an integrated, high-performance InSite® 3-D vision system, a patient-side cart consisting of three or four robotic arms that position and precisely maneuver endoscopic instruments and an endoscope, and a variety of articulating EndoWrist® Instruments. By integrating computer-enhanced technology with surgeons’ technical skills, Intuitive believes that its system enables surgeons to perform better surgery in a manner never before experienced. The da Vinci® Surgical System seamlessly and directly translates the surgeon’s natural hand, wrist and finger movements on instrument controls at the surgeon’s console outside the patient’s body into corresponding micro-movements of the instrument tips positioned inside the patient through small puncture incisions, or ports.

The Aesop® Endoscope Positioner is a voice-activated robotic arm that automates the critical task of endoscope positioning, providing the surgeon with direct control over a smooth, precise and stable view of the internal surgical field.

The Hermes® Control Center is a centralized system designed to voice control a series of networked “smart” medical devices.

Intuitive®, da Vinci®, da Vinci® S™, InSite®, EndoWrist®, Hermes®, and Aesop® are trademarks or registered trademarks of Intuitive Surgical, Inc.

About non-GAAP Financial Measures:

To supplement our consolidated financial statements presented in accordance with GAAP, Intuitive has presented non-GAAP operating income, which is defined as non-GAAP financial information by the SEC. Non-GAAP operating income is defined as income from operations before stock-based compensation expenses. Intuitive’s management considers this measure to be an important indicator of the operational strength of the Company. Intuitive excludes stock-based compensation expenses from its non-GAAP operating income because they are non-cash expenses that Intuitive does not believe are reflective of ongoing operating results. In addition, because of the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, Intuitive believes excluding stock-based compensation expense enhances the ability of management and investors to understand the impact of stock-based compensation expense on our operating income. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on this non-GAAP financial measure, please see the table captioned “Reconciliation of GAAP to Non-GAAP Operating Income “ included in this press release.

Intuitive’s management believes that this non-GAAP financial measure provides meaningful supplemental information regarding the Company’s performance and liquidity. Intuitive believes that both management and investors benefit from referring to this non-GAAP financial measure in assessing Intuitive’s performance and when planning, forecasting and analyzing future periods.

Intuitive has computed its non-GAAP financial measure using the same consistent method from quarter to quarter.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including the following: timing and success of product development and market acceptance of developed products; regulatory approvals, clearances and restrictions; guidelines and recommendations in the health care and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which Intuitive Surgical operates; and unanticipated manufacturing disruptions; delays in regulatory approvals of new manufacturing facilities or the inability to meet demand for products. Words such as “estimate”, “project”, “plan”, “intend”, “expect”, “anticipate”, “believe” and similar expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

INTUITIVE SURGICAL, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	3 months ended 3/31/2007	3 months ended 3/31/2006

Revenue:
Products	$96,449	$65,668
Services	17,780	11,590

Total revenue	114,229	77,258

Cost of revenue:
Products	29,106	19,921
Services	8,615	5,656

Total cost of revenue *	37,721	25,577

Gross Profit	76,508	51,681

Operating costs and expenses:
Selling, general and administrative	33,945	23,810
Research and development	8,224	6,145

Total operating costs and expenses*	42,169	29,955

Income from operations	34,339	21,726

Interest and other income, net	4,608	2,201

Income before income taxes	38,947	23,927
Income tax expense	15,145	9,469

Net lncome	$23,802	$14,458

Net Income per common share:
Basic	$0.64	$0.40

Diluted	$0.62	$0.38

Shares used in computing basic and diluted net income per common share:
Basic	37,289	36,379

Diluted	38,398	37,824

*	Includes stock compensation expense of $1.2 million and $0.8 million in total cost of revenue and $6.9 million and $4.3 million in total operating costs and expenses for the three months ended March 31, 2007 and 2006, respectively.

INTUITIVE SURGICAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	3/31/07	12/31/06
Cash, cash equivalents, and investments	$384,826	$330,296
Accounts receivable, net	90,482	94,680
Inventory	26,261	24,295
Property, plant and equipment, net	60,278	59,939
Goodwill	118,207	118,240
Deferred tax assets, net	30,937	31,677
Other assets	13,177	12,663

Total assets	$724,168	$671,790

Accounts payable and other accrued liabilities	$40,958	$44,700
Deferred revenue	39,974	37,385

Total liabilities	80,932	82,085
Stockholders’ equity	643,236	589,705

Total liabilities and stockholders’ equity	$724,168	$671,790

INTUITIVE SURGICAL, INC.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME

(IN THOUSANDS)

	Three Months Ended
	March 31,
	2007	2006
GAAP income from operations	$34,339	$21,726
Stock-based compensation expense	8,105	5,064

Non-GAAP operating income	$42,444	$26,790